(Domestic) Cingular Wireless - (Pro Forma)

In October 2000, BellSouth and SBC Communications combined substantially all of their respective domestic wireless operations to form Cingular Wireless. In the following table, we present selected Pro Forma and key operating data for Cingular. We believe that this presentation provides meaningful comparative information for existing operations; we cannot, however, assure you that the amounts shown below would have been acheived if Cingular had actually been in operation during the periods presented.


                                                              Quarter Ended                      Six Months Ended
                                                      6/30/01    6/30/00   % Change           6/30/01   6/30/00   % Change

Operating Revenues
      Wireless Service Revenues                        $3,338     $2,917      14.4%            $6,403    $5,586      14.6%
      Equipment Revenues                                  260        250       4.0%              $528      $490       7.8%
          Total Wireless Revenues                       3,598      3,167      13.6%             6,931     6,076      14.1%
Operating Expenses
      Cash Operating Expenses                           2,346      2,115      10.9%             4,707     4,091      15.1%
      Depreciation and Amortization                       493        460       7.2%               967       955       1.3%
          Total Operating Expenses                      2,839      2,575      10.2%             5,674     5,046      12.4%
Operating Income                                          759        592      28.3%             1,257     1,030      22.0%
Interest Expense                                          216        219      (1.4%)              431       433      (0.4%)
Other Income (Expense), net                               (24)       (30)    (20.0%)               37       (56)      N/M*
Joint Venture Earnings - Earnings before Income Tax       519        343      51.4%               863       541      59.5%


Selected ProForma Financial and Operating Data for Cingular Wireless

                                                                Quarter Ended                        Six Months Ended
                                                         6/30/01   6/30/00  % Change           6/30/01    6/30/00  % Change
(amounts in millions)

EBITDA                                                    $1,252    $1,052     19.0%            $2,224     $1,985     12.1%
EBITDA margin @                                            37.5%     36.1%                       34.7%      35.5%
Total Cellular/PCS Customers                              21.218    18.143     16.9%            21.218     18.143     16.9%
Net Customer Additions - Cellular/PCS                      0.701     0.849    (17.5%)            1.567      1.544      1.5%
Partitioned Customers                                      0.018                                 0.030
Wireless Service ARPU - Cellular/PCS                      $52.38    $54.54     (4.0%)           $51.37     $53.42     (3.8%)
POPs - Cellular/PCS #                                        211       192                         211        192
Penetration - Cellular/PCS (excludes Voicestream NY) #     11.1%      9.5%                       11.1%       9.5%
Total Cingular Interactive Customers                       0.689     0.382     80.1%             0.689      0.382     80.1%
Net Customer Additions - Cingular Interactive              0.032     0.080    (59.8%)            0.116      0.159    (27.4%)

* Not Meaningful
@ Denominator includes Wireless Service Revenues only.
# POPs includes New York spectrum picked up in a swap with Voicestream. This spectrum is not yet cleared and is not factored in the penetration calculation. Revisions to pro formas primarily reflect changes in depreciation and amortization.

Cingular Wireless - (Pro Forma)

In October 2000, BellSouth and SBC Communications combined substantially all of their respective domestic wireless operations to form Cingular Wireless. In the following table, we present selected Pro Forma and key operating data for Cingular. We believe that this presentation provides meaningful comparative information for existing operations; we cannot, however, assure you that the amounts shown below would have been acheived if Cingular had actually been in operation during the periods presented.

                          Three Months Ending

                                   3/31/99  6/30/99  9/30/99  12/31/99    3/31/00  6/30/00  9/30/00  12/31/00     3/31/01  6/30/01

Operating Revenues
     Wireless Service Revenues      $2,404   $2,419   $2,666    $2,556     $2,669   $2,917   $3,036    $2,990      $3,065   $3,338
     Equipment Revenues                204      213      260       248        240      250      287       255         268      260
         Total Wireless Revenues     2,608    2,632    2,926     2,804      2,909    3,167    3,323     3,245       3,333    3,598
Operating Expenses
     Cash Operating Expenses         1,859    1,800    1,872     2,111      1,976    2,115    2,237     2,392       2,361    2,346
     Depreciation and Amortization     452      450      489       492        495      460      448       464         474      493
         Total Operating Expenses    2,311    2,250    2,361     2,603      2,471    2,575    2,685     2,856       2,835    2,839
Operating Income                       297      382      565       201        438      593      638       389         498      759
Interest Expense                       213      216      229       218        214      219      215       218         215      216
Other Income (Expense), net            (57)     (24)     (57)       (8)       (26)     (30)     (46)      (16)         61      (24)
Joint Venture Earnings - Earnings
        before Income Tax               27      142      279       (25)       197      344      377       155         344      519


Selected ProForma Financial and Operating Data for Cingular Wireless


                                       3/31/99   6/30/99  9/30/99  12/31/99   3/31/00  6/30/00  9/30/00  12/31/00  3/31/01  6/30/01
(amounts in millions)
EBITDA                                    $749      $832   $1,054     $693       $933   $1,052   $1,086     $853      $972   $1,252
EBITDA margin @                          31.2%     34.4%    39.5%    27.1%      35.0%    36.1%    35.8%    28.5%     31.7%    37.5%
Total Cellular/PCS Customers            15.066    15.627   15.891   16.599     17.294   18.143   18.867   19.681    20.535   21.218
Net Customer Additions - Cellular/PCS    0.595     0.561    0.263    0.709      0.695    0.849    0.723    0.814     0.866    0.701
Partitioned Customers                                                                                                0.012    0.018
Wireless Service ARPU - Cellular/PCS    $54.16    $52.17   $56.09   $52.39     $52.24   $54.54   $54.20   $51.38    $50.32   $52.38
POPs - Cellular/PCS #                      192       192      192      192        192      192      192      192       192      211
Penetration - Cellular/PCS
  (excludes Voicestream NY) #             7.9%      8.1%     8.3%     8.7%       9.0%     9.5%     9.8%    10.3%     10.7%    11.1%
Total Cingular Interactive Customers     0.108     0.135    0.159    0.223      0.302    0.382    0.462    0.573     0.657    0.689
Net Customer Additions -
   Cingular Interactive                  0.016     0.027    0.024    0.064      0.079    0.080    0.080    0.111     0.084    0.032




@ Denominator includes Wireless Service Revenues only.
# POPs includes New York spectrum picked up in a swap with Voicestream. This spectrum is not yet cleared and is not factored in the penetration calculation. Revisions to pro formas primarily reflect changes in depreciation and amortization.